UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: July 29, 2021

(Date of earliest event reported)

QUANTA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56025	81-2749032
(State of Incorporation)	Commission File Number	(IRS EIN)

632 S Glenwood Place

Burbank, CA 91506

(Address of principal executive offices)

(818) 659-8052

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered.
N/A	N/A	N/A

Item 8.01 Other Events.

On June 21, 2021, Quanta, Inc. (the “Company”) filed Form DEF-14C with the Securities and Exchange Commission, wherein notice was given to its shareholders of certain corporate actions that had been taken by written consent of stockholders in lieu of a special meeting of the stockholders. Action III in the Information Statement included on Form DEF-14C referred to an optional reverse split of the Company’s common stock that was authorized on May 28, 2021 by the Company’s Board of Directors and a majority of the voting power of Company stockholders (the “Reverse Split”). After further review and evaluation, the Company has determined that the Reverse Split is not currently in the best interests of the Company or its stockholders, and the Company will not take any further action towards effectuating the Reverse Split. As of July 29, 2021, the Reverse Split has been cancelled. For further information, see the press release attached to this Current Report as Exhibit 99.1.

Item 9.01 Exhibits.

Exhibit No.	Description
20.1	Form DEF-14C filed by the Company with the Securities and Exchange Commission on 06/21/2021 and incorporated herein by reference
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Quanta, Inc.

Dated: July 29, 2021	By:	/s/ Arthur Mikaelian
Arthur Mikaelian, CEO